   UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 20, 2012

AEMETIS, INC.
(Exact name of registrant as specified in its charter)
______________

Nevada	000-51354	26-1407544
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20400 Stevens Creek Blvd., Suite 700
Cupertino, California 95014
(Address of Principal Executive Office) (Zip Code)

 (408) 213-0940
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Chevron Lummus Global, LLC Technology License Agreement Relating to Biofuels ISOCONVERSION Process

Effective August 20, 2012, Aemetis Advanced Fuels, Inc., a subsidiary of Ametis, Inc., (“AAF”) entered into Technology License Agreement relating to the Biofuels ISOCONVERSION Process (“License”) dated as of August 9, 2012 with Chevron Lummus Global LLC (“CLG”). Pursuant to the License, AAF received a non-exclusive license for North America territory from CLG in regard to the use of the Biofuels ISOCONVERSION Process in exchange for the payment of a royalty fee based upon the gallons of  diesel + jet/kerosene produced at the rate of $0.10 per gallon with certain decreases in royalty fee based upon volume.

This description of the License is not complete and is qualified in its entirety by reference to the text of the agreement which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.  See the disclosure under Item 2.03, which is incorporated by reference into this Item 1.01.

Item 7.01 Regulation FD Disclosure

On August 22, 2012, the Company issued a press release announcing the entry into the Technology License Agreement relating to the Biofuels ISOCONVERSION Process, as disclosed under Item 1.01 of this Current Report.  A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report and is incorporated herein by reference. The information contained herein and the attached exhibit are furnished under this Item 7.01 of this Current Report and is furnished to, but for purposes of Section 18 of the Securities Exchange Act of 1934 shall not be deemed filed with, the Securities and Exchange Commission. The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated therein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Technology License Agreement Relating to Biofuels ISOCONVERSION Process dated August 9, 2012, among Chevron Lummus Global LLC; and Aemetis Advanced Fuels, Inc.
99.1	Press Release, dated August 22, 2012

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AE Biofuels, Inc.
Date: August 22, 2012	By:	/s/ Eric A. McAfee
Eric McAfee
Chief Executive Officer